Exhibit 10.7
Amended and Restated
Term Note
(Daily Simple SOFR)

$20,000,000.00    June 21, 2022

THIS AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE HEREBY AMENDS AND RESTATES, IN ALL RESPECTS, THAT CERTAIN REVOLVING LINE OF CREDIT NOTE DATED DECEMBER 1, 2020 MADE BY BORROWER PAYABLE TO THE ORDER OF BANK IN THE ORIGINAL PRINCIPAL AMOUNT OF TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00), AS THE SAME MAY HAVE BEEN MODIFIED OR AMENDED FROM TIME TO TIME. NO NOVATION IS INTENDED HEREBY.

FOR VALUE RECEIVED, LUNA INNOVATIONS INCORPORATED, a Delaware corporation (the “Borrower”), with an address at 1 Riverside Circle, Suite 400, Roanoke, VA 24016, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1001 Haxall Point, Suite 706, Richmond, VA 23219, or at such other location as the Bank may designate from time to time, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Facility”), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement (as defined below).

1.    Interest Rate. Amounts outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) Daily Simple SOFR (as defined below), plus (B) a SOFR adjustment of ten basis points (0.10%), plus (C) the Applicable Margin (as such term is defined in Exhibit A attached hereto and made a part hereof).

2.    Payments. Principal shall be due and payable in equal consecutive installments (A) in the amount of $500,000.00 each commencing on September 1, 2022 and continuing on each succeeding Reset Date thereafter until and including June 1, 2023, (B) in the amount of $750,000.00 each commencing on September 1, 2023 and continuing on each succeeding Reset Date thereafter until and including June 1, 2025, and (C) in the amount of $1,000,000.00 each commencing on September 1, 2025 and continuing on each succeeding Reset Date thereafter. Interest shall be payable at the same times as the principal payments; provided that if the Reset Dates occur less frequently than every three (3) months, then interest shall also be paid every three (3) months. Any outstanding principal and accrued interest shall be due and payable in full on the Maturity Date (as defined below).

3.    Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Alternate Rate” shall mean the sum of (A) the Base Rate plus (B) the Applicable Margin (as such term is defined in Exhibit A attached hereto and made a part hereof).

“Base Rate” shall mean the higher of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amount to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
“Business Day” shall mean any day other than (A) a Saturday or Sunday or (B) a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Default Rate” shall mean the rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note, and (B) the Maximum Rate.

“Floor” means a rate of interest per annum equal to zero percent (0.00%).

“Loan Agreement” shall mean that certain Loan Agreement by and among, the Borrower, the guarantors from time to time party thereto and Bank of even date herewith, as the same may have been modified or amended from time to time.

“Maturity Date” shall mean June 21, 2027.

“Maximum Rate” shall mean the maximum rate of interest allowed by applicable law.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Reset Date” shall mean (i) the date of this Note, and (ii) subject to the proviso below, the first day of every third month thereafter, provided that: (a) if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls in the next succeeding calendar month, in which case the next preceding day that is a Business Day shall instead apply, and (b) if any such day is a day of a calendar month for which there is no numerically corresponding day in certain

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

other months (each, a “Non-Conforming Month”), then any Reset Date that falls within a Non-Conforming Month shall be the last Business Day of such Non-Conforming Month.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

4.    Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

5.    Conforming Changes; Benchmark Replacement Provisions. The Bank shall have the right to make any technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of SOFR or any other Benchmark (as defined below) or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice or in such other manner as the Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank shall provide notice to the Borrower of any such amendment reasonably promptly after such amendment becomes effective.

If the applicable rate under this Note is based on a Benchmark and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined below), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for the Bank to make or maintain or fund loans based on that Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, the Bank may amend this Note to replace such Benchmark with a Benchmark Replacement (as defined below); and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Alternate Rate.

For purposes of this Section, the following terms have the meanings set forth below:

“Benchmark” means, at any time, any interest rate index then used in the determination of an interest rate under the terms of this Note. Once a Benchmark Replacement becomes effective under this Note, it is a Benchmark. The initial Benchmark under this Note is Daily Simple SOFR.

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

“Benchmark Replacement” means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by the Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

“Benchmark Transition Event” shall mean a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatory supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benchmark is or will no longer be representative.

6.    Other Payment Terms. If any payment under this Note is due on a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then the payment in a Non-Conforming Month shall be due on the last Business Day of such Non-Conforming Month. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date of payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion. Any amortization schedule provided to Borrower is only an estimate and is superseded by the terms of this Note regarding the accrual and payment of interest.

7.    Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 3% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

8.    Prepayment. The Borrower shall have the right to prepay any amounts outstanding hereunder at any time and from time to time without penalty or premium, in whole or in part. Upon request of Borrower, prepayments of the Facility shall be applied to the ending balance, so long as any such prepayment (a) shall not be less than One Million Dollars ($1,000,000.00), and (b) shall be made concurrently with a regularly scheduled payment due on a Reset Date. For the avoidance of doubt, prepayments made pursuant to the preceding sentence shall not be deemed or construed by any party as (i) permitting Borrower to avoid making any regularly scheduled payments hereunder, or (ii) modifying the Maturity Date.

9.    Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.    Other Loan Documents. This Note is issued in connection with the Loan Agreement and the other Loan Documents (as the same may be amended, modified or renewed from time to time), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower in connection with the Loan Agreement and the other Loan Documents. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time.

11.    Events of Default. The occurrence of any “Event of Default” under the Loan Agreement shall constitute an “Event of Default” under this Note. Upon the occurrence and during the continuance of an Event of Default: subject to any cure periods in the Loan Agreement, (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

12.    Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13.    Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event. Notwithstanding anything to the contrary herein or in any of the other Loan Documents, the collateral securing any debt, liabilities or other obligations of any Obligor to the Bank shall not include any Embargoed Property, but only to the extent and for so long as such collateral is or remains Embargoed Property.

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Country; or (e) that would otherwise cause any actual or possible violation by Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

14.    [Reserved].

15.    Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

16.    Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York (the “State”). This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

in the state (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district in the State; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

17.    Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

18.    USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

19.    Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

20.    Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus.  This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations.  By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein.  For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

21.    Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

22.    WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

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Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

Amended and Restated
Term Note

[SIGNATURE PAGE]

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

LUNA INNOVATIONS INCORPORATED,
a Delaware corporation

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)

EXHIBIT A

    As used herein, the term “Applicable Margin” shall mean, beginning on the date hereof, two and one half percent (2.50%) per annum and, thereafter, the Applicable Margin shall be subject to adjustment as of the end of Borrower’s fiscal quarter ending after the Effective Date, based on the Net Leverage Ratio as of such quarter end and for each successive quarter thereafter. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 6.2(d) of the Loan Agreement. For the avoidance of doubt, if the Net Leverage Ratio, measured as of the end of each fiscal quarter, is as described below, the Applicable Margin shall be the Applicable Margin appearing opposite the corresponding Net Leverage Ratio:

Fiscal Quarter End Net Leverage Ratio	Applicable Margin
Net Leverage Ratio less than or equal to 0.50 to 1.00	1.75%
Net Leverage Ratio greater than 0.50 to 1.00 and less than 1.25 to 1.00	2.00%
Net Leverage Ratio greater than or equal to 1.25 to 1.00 and less than 1.75 to 1.00	2.25%
Net Leverage Ratio greater than or equal to 1.75 to 1.00	2.50%

Bank shall determine whether any adjustment to the Applicable Margin is to be made quarterly, based on the Compliance Certificate delivered to Bank pursuant to the Loan Agreement; provided, however, that if such Compliance Certificate is not timely delivered to Bank, then, at the option of Bank, an adjustment to the Applicable Margin shall be made based on an assumed delivery of said Compliance Certificate reflecting a Net Leverage Ratio which is greater than 1.75 to 1.00; provided, further, at the option of the Bank, on and after receipt of a notice that an Event of Default has occurred, the Default Rate may then apply as of the date of such Event of Default (as reasonably determined by Bank) and shall continue to apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the Applicable Margin otherwise determined in accordance with this Exhibit A shall apply). Each such adjustment shall apply to all Advances then existing and any made during the period for which such adjustment becomes effective.

100363625.2

Form 8I-S (Multistate) Rev. 3/22 (SOFR R1)